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                                                                     Exhibit 8.1





                                                      May 25, 2000



Advanta Business Receivables Corp.
639 Isbell Road, Suite 390
Reno, Nevada 89509

         Re:      ADVANTA BUSINESS CARD MASTER TRUST
                  ASSET BACKED NOTES

Ladies and Gentlemen:

                  We have acted as special tax counsel to Advanta Business Receivables Corp., a Nevada corporation ("ABRC"), in connection with the filing by ABRC, on behalf of Advanta Business Card Master Trust (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-32874 (the "Registration Statement"), and Amendment No. 1 to the Registration Statement, filed by ABRC under the Act, registering its Asset Backed Notes secured by receivables in a portfolio of business revolving credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as
Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Indenture (the "Series Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the form of Indenture.

                  We have examined the Registration Statement, the form of Indenture and the form of Series Supplement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of ABRC.

                  We have assumed that at the time of execution, authentication, issuance and delivery of any Series of Notes, each of the following will be true: (i) each party to the related Transaction Documents will be duly formed and validly existing under the laws of the jurisdiction of its formation; (ii) each party to the related Transaction Documents will have the requisite power and authority to execute, deliver, and perform its obligations under, the related Transaction Documents to which it is a party; (iii) each of the related Transaction Documents will have been duly authorized, executed and delivered by the parties thereto; (iv) the related Transaction Documents will constitute the legal, valid and binding obligations of the parties thereto, and will be enforceable against the parties thereto in accordance with their respective terms; (v) no consent, approval, authorization or
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Advanta Business Receivables Corp.
May 25, 2000
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order of, registration or filing with, or notice to, any governmental authority or court will be required for the execution, delivery and performance of the related Transaction Documents by any party thereto or the consummation of the transactions contemplated thereby; (vi) there will be no action, proceeding or investigation pending or threatened before any court, governmental agency or body or other tribunal (a) asserting the invalidity of any Transaction Document or such Notes, (b) seeking to prevent the issuance of such Notes or the consummation of any of the transactions contemplated by the related Transaction Documents, or (c) which would adversely affect the performance by any party of its obligations under, or the validity or enforceability of, any of the related Transaction Documents; and (vii) none of the transfer of the Receivables to the Trust, the issuance or sale of such Notes, or the execution, delivery or performance of any related Transaction Document by any party thereto (a) will conflict with or result in a breach of, or will constitute a default under (1) any term or provision of any material agreement, contract, instrument or indenture to which any party to a related Transaction Document is a party or to which it is bound, (2) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal, or (3) any law, rule or regulation, or (b) will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

                  Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the statements set forth in the prospectus included in the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We hereby confirm the opinions expressly set forth under the caption "Federal Income Tax Consequences" in the Prospectus.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

                  We hereby consent to the filing of this opinion letter as
Exhibit 8 to the Registration Statement and the use of our name under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.


                                         Very truly yours,

                                         WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP